EXHIBIT 99.1

FOR IMMEDIATE RELEASE
For further information,
Contact: Rebecca Lentz
(651) 355-4579
rebecca.lentz@chsinc.com

CHS Inc. Owners Elect Five Board Members During Annual Meeting
Officers of board also elected by board peers following Annual Meeting

ST. PAUL, MINN. (Dec. 10, 2019) - CHS Inc. owners elected five board members to three-year terms during the cooperative’s 2019 Annual Meeting held Dec. 5-6 in Minneapolis. CHS Inc. is the nation’s largest cooperative and a leading global agribusiness company owned by farmers, ranchers and cooperatives across the United States.

Newly elected to three-year terms are:

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Hal Clemensen succeeds former director Randy Knecht, who retired from the CHS board of directors on Dec. 6. Clemensen represents Region 4, covering South Dakota, and has been the president of the Board of Directors of Agtegra Cooperative since its formation in 2018. He was president of the South Dakota Wheat Growers Association from 2005 until its merger with North Central Farmers Elevator in 2018. He is a past director and is an active member of the South Dakota Soybean Association and an active member of South Dakota Corn Growers. In 2015, the National Council of Farmer Cooperatives named him Farmer Cooperative Director of the year. He raises corn, soybeans and wheat near Conde, South Dakota. He holds a Bachelor of Science in Agricultural Economic and Agricultural Business from South Dakota State University. Clemensen was appointed to the Board’s Government Relations and Corporate Risk committees.

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Kevin Throener succeeds former director Dennis Carlson, who retired from the board on Dec. 6, and represents Region 3, which covers North Dakota. Throener has been a director of CHS Dakota Plains Ag since 2014 and served as vice president of the Sargent County Farmers Union Board of Directors since 2007. He has also served on the Cogswell, North Dakota Volunteer Fire Department since 1997 and was its chief from 2010 to 2018. Throener raises corn, soybeans and alfalfa and operates a feed lot and cow/calf business near Cogswell, North Dakota. Throener and his wife Ronda are first-generation farmers who built their operation from the ground up. He studied Agricultural Systems Management at North Dakota State University. He was appointed to the Board’s Governance Committee and the CHS Foundation Board of Trustees.

Reelected to three-year terms are:

•	Mark Farrell, who operates a corn, soybean and wheat farm in Dane County, Wisconsin, representing Region 5.

•	Alan Holm, who operates a corn, soybean, sweet corn, peas and hay operation and has a cow-calf herd near Sleepy Eye, Minnesota, representing Region 1.

•	Steve Riegel, who raises corn, soybeans, alfalfa, dryland wheat and milo near Ford, Kansas, representing Region 8.

Following the Annual Meeting, the board held its annual re-organization meeting. Each of the following board members was elected to one-year officer terms:

•	Dan Schurr, chair.

•	C.J. Blew, first vice chair.

•	Jon Erickson, second vice chair.

•	Russ Kehl, secretary-treasurer.

•	Steve Riegel, assistant secretary-treasurer.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and accompanying oral presentation contain and other CHS Inc. internally and publicly available documents contain, and CHS officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2019. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.